UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                               SCHEDULE 14C
                              (RULE 14c-101)

                         SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange
                              Act of 1934

Filed by the registrant   [X]
Filed by a party other than the registrant   [ ]

     Check the appropriate box:

     [X] Preliminary information statement
     [ ] Confidential, for use of the Commission only
         (as permitted by Rule 14c-5(d)(2))
     [ ] Definitive information statement

                           Jagged Peak, Inc.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

     Payment of filing fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on the table below per Exchange Act
          Rules 14c-5(g) and 0-11.
          1)  Title of each class of securities to which transaction applies:
          2)  Aggregate number of securities to which transaction applies:
          3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          4)  Proposed maximum aggregate value of transaction:
          5)  Total fee paid:  N/A

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:  N/A
         (2)  Form, schedule or registration statement no.:  N/A
         (3)  Filing party:  N/A
         (4)  Date filed:  N/A

                              Jagged Peak, Inc.
                         3000 Bayport Drive, Suite 250
                           Tampa, Florida 33607
                        Telephone: (813) 637-6900

                                                     [date] __, 2010

To the Shareholders:

The purpose of this Information Statement is to is to inform the holders of record, as of the close of business on [date], 2010 (the "Record Date"), of shares of common stock, par value $0.001 per share (the "Common Stock") of Jagged Peak, Inc., a Nevada corporation ("the Company"), that our Board of Directors and four holders of approximately 66% of our capital stock as of the Record Date have given written consent as of October 13, 2010, to approve the following:

    The spin-off of Jagged Peak, Inc.'s wholly-owned subsidiary, AcroBoo, Inc. resulting in the Jagged Peak, Inc. shareholders, on the Record Date, owning a direct interest in the subsidiary that is proportionate to their ownership in Jagged Peak, Inc. Shareholders will receive one
   (1) common share, par value $0.001, of AcroBoo, Inc. common stock for every ten (10) shares of Jagged Peak, Inc. common stock owned.

Nevada corporation law and the Company's bylaws permit holders of a majority of the voting power to take stockholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the subsidiary spin-off as described in this Information Statement.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these actions. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. This Information Statement is first being mailed or furnished to stockholders on or about [date]___ 2010.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

By Order of the Board of Directors

/s/ Paul Demirdjian
-----------------------
    Paul Demirdjian
    Chairman and
    Chief Executive Officer

                     WE ARE NOT ASKING YOU FOR A PROXY
                AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                              Jagged Peak, Inc.
                         3000 Bayport Drive, Suite 250
                            Tampa, Florida 33607
                        Telephone: (813) 637-6900

                            INFORMATION STATEMENT
                         AND NOTICE OF ACTIONS TAKEN
                BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

General Information
-------------------

This Information Statement is being provided to the Shareholders of Jagged Peak, Inc. ("the Company"), in connection with our prior receipt of approval by written consent, in lieu of a meeting of shareholders, to approve the following:

    The spin-off of Jagged Peak, Inc.'s wholly-owned subsidiary, AcroBoo, Inc. resulting in the Jagged Peak, Inc. shareholders, on the Record Date, owning a direct interest in the subsidiary that is proportionate to their ownership in Jagged Peak, Inc. Shareholders will receive one
   (1) common share, par value $0.001, of AcroBoo, Inc. common stock for every ten (10) shares of Jagged Peak, Inc. common stock owned.


The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

                             Jagged Peak, Inc.
                       3000 Bayport Drive, Suite 250
                            Tampa, Florida 33607
                        Telephone: (813) 637-6900

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting the Company at the address listed above.

Information on Consenting Stockholders
--------------------------------------

Pursuant to the Company's Bylaws and the Nevada Corporate Law, the dividend spin-off our wholly-owned subsidiary must be approved by the vote of the holders of shares representing a majority of the voting power of the common stock. The Company's Articles of Incorporation do not authorize cumulative voting.

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.
According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the dividend spin-off our wholly-owned subsidiary as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about [date] __, 2010. The record date established by the Company for purposes of determining the dividend spin-off our wholly-owned subsidiary is [date} ___, 2010, (the "Record Date").


Outstanding Voting Stock of the Company
---------------------------------------

As of the Record Date, the Company had 70,000,000 authorized shares of common stock, of which 16,020,961 were issued and outstanding. The consenting stockholders, who consist of four current stockholders of the Company, represent approximately 66% of the issued and outstanding shares of the Company's outstanding common stock. The consenting stockholders voted in favor of the actions described by written consent, dated September 13, 2010. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

The elimination of the need for a special meeting of shareholders to approve the corporate actions is authorized by Section 78.320 of the Nevada Revised Statutes which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, if before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the corporate actions as early as possible to accomplish the purposes of the company as hereafter described, the company decided to proceed with the corporate actions by obtaining the written consent of shareholders holding a majority of the voting power of the Company.

AcroBoo, Inc. plans to file a Registration Statement on Form S-1 with the
U. S. Securities and Exchange Commission to register this spin-off dividend. The shareholders of Jagged Peak, Inc. will not receive their spin-off shares until the AcroBoo, Inc. registration statement becomes effective.

Security Ownership of Certain Owners and Management
---------------------------------------------------

The following table sets forth information known to us, as of the date of this filing, relating to the beneficial ownership of shares of common stock by:

o each person who is known by us to be the beneficial owner of more than 5% of the Company's outstanding common stock;

o  each director;

o  each executive officer; and

o  all executive officers and directors as a group.

Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60-days from the date of this Information Statement, including upon the exercise of options, warrants or convertible securities. The Company determined a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this Information Statement filing, have been exercised or converted.

Except with respect to beneficial ownership of shares attributed to the named person, the following table does not give effect to the issuance of shares in the event outstanding common stock purchase warrants are exercised. The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Jagged Peak, Inc., 3000 Bayport Drive, Tampa, Florida 33607.


                                         Amount and Nature of    Percentage
    Name/Address of Beneficial Owner     Beneficial Ownership    of Class
----------------------------------------------------------------------------
Paul Demirdjian and Primrose Demirdjian (1)    5,455,084           30%
Dan Furlong (2)                                3,310,077           19%
Vince Fabrizzi (3)                             3,310,077           19%
Andrew J. Norstrud (4)                           440,000            2%
-----------------------------------------------------------------------------
Executive Officers, Directors
   and others (as a group of 5)              12,515,238            70%


(1) Mr. Demirdjian is the Company's Chairman, Chief Executive Officer and a Director. Mrs. Demirdjian is a director of the Company. All shares are held jointly with Primrose Demirdjian and include 100,000 shares underlying common stock purchase options exercisable at $1.10 per share, 180,000 shares underlying common stock purchase warrants exercisable at $0.77 per share, 25,000 shares underlying common stock purchase warrants exercisable at $2.00 per share and 250,000 shares underlying common stock purchase warrants exercisable at $0.55 per share.

(2) Mr. Furlong is the Company's Chief Operating Officer and a Director. Includes 443,529 shares underlying common stock purchase options exercisable between $0.01 per share and $1.10 per share.

(3) Mr. Fabrizzi is the Company's Chief Sales and Marketing Officer and a Director. Includes 443,529 shares underlying common stock purchase options exercisable between $0.01 per share and $1.10 per share.

(4) Mr. Norstrud is the Company's Chief Financial Officer and a Director. Includes 400,000 shares underlying common stock purchase options exercisable between $0.55 per share and $1.00 per share.

==============================================================================

                    EXPLANATION OF ACTIONS TO BE TAKEN

                           DIVIDEND SPIN-OFF

The Board of Directors of the Company has adopted a resolution to spin-off its wholly-owned subsidiary resulting in the Jagged Peak, Inc. shareholders on the Record Date owning a direct interest in the subsidiary that is proportionate to their ownership in Jagged Peak, Inc..

Our board of directors believes that spinning-off its wholly-owned subsidiary, will accomplish a number of important objectives. The spin-off will separate distinct companies with different financial, investment and operating characteristics so that each can adopt business strategies and objectives tailored to their respective markets. This will allow both companies that have operations that are inconsistent with each other to better prioritize the allocation of their management and their financial resources for achievement of their corporate objectives.

Record shareholders of Jagged Peak, Inc. as of the record date [date] __, 2010, will receive one (1) common share, par value $0.001, of AcroBoo, Inc. common stock for every ten (10) shares of Jagged Peak, Inc. common stock owned. Any resulting fractional shares shall be rounded up to the nearest whole share. Any shareholder who owns nine (9) or fewer common shares will receive one (1) share of AcroBoo. The AcroBoo, Inc. stock dividend will be based on 16,020,961 shares of Jagged Peak, Inc. common stock that are issued and outstanding as of the record date. Following the issuance of the stock dividend, AcroBoo, Inc. will have 1,602,096 common shares issued and outstanding. This spin-off will have no effect on the authorized number of common and authorized number of preferred shares and no effect on the par value, $0.001, of the stock for both companies.

AcroBoo, Inc. plans to file a Registration Statement on Form S-1 with the
U. S. Securities and Exchange Commission to register this spin-off dividend. The shareholders of Jagged Peak, Inc. will not receive their spin-off shares until the AcroBoo, Inc. registration statement becomes effective. Upon notice of effectiveness of the AcroBoo, Inc. Registration Statement, the Company's Transfer Agent will send out the spin-off dividend shares to the Jagged Peak, Inc. shareholders, at no cost the shareholders. After the dividend is issued, the Company plans to apply for OTC-Bulletin Board listing, through a broker-dealer.

Jagged Peak, Inc. will retain no ownership in AcroBoo, Inc. following the issuance of the stock dividend. Further, AcroBoo, Inc. will no longer be a subsidiary of Jagged Peak, Inc.

Description of AcroBoo, Inc. Business
-------------------------------------

AcroBoo, Inc. was incorporated in Nevada on June 14, 2010. AcroBoo is an e-commerce and supply chain solutions and services provider. Acroboo is built on an OMS software platform that empowers multi-national corporations to successfully sell online and through other sales channels at multiple distribution points. While managing our own online stores, we were often approached by companies who needed help establishing an online presence.
We leverage our knowledge and infrastructure to offer services to assist other retailers expand their sales channel to the Web. Our services have evolved to include online retailing, e-channel development, e-marketing, and brand protection solutions. AcroBoo plans to search for new solutions that harness the power of the Internet to help companies drive revenue and expand their business. The company takes possession of inventory and generates most of its revenues based on product sales or a percentage of the customers' sales.

The Jagged Peak directors decided it was in the best interest of Jagged
Peak, Inc. and AcroBoo, Inc. Company's shareholders to spin-off AcroBoo, Inc. to minimize any potential of conflict of interest, in utilizing the same resources and in accessing funding.



                    BOARD RECOMMENDATION AND EFFECTIVE DATE

Our Board of Directors (the "Board") and our four largest shareholders who own approximately 66% of the 16,020,961 shares of our Common Stock outstanding, have consented in writing to the actions in this Information Statement. Such approval and consent are sufficient under Section 92A.120 of the Nevada General Corporation Law and our By-Laws to approve the Actions. Accordingly, the Actions will not be submitted to our other shareholders for a vote and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Actions in accordance with the requirements of Nevada law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

The Actions, above, will be effective on or shortly after the 22nd day after the date of this Information Statement.

                            DESCRIPTION OF SECURITIES

As of the close of business on September 21, 2010, our authorized capital stock consists of 70,000,000 shares of common stock, par value $0.001 per share, of which there are 16,020,961 shares issued and outstanding. Our authorized preferred stock consists of 5,000,000 shares, par value $0.001 per share, and there are no preferred shares issued nor outstanding. The Description of Securities contained in this section of this Information Statement refers to our securities as existing after the Merger is consummated.

After the subsidiary spin-off is completed, there will be 16,020,961 shares of Common Stock of Jagged Peak issued and outstanding and 1,602,096 shares of Common Stock of AcroBoo issued and outstanding. This spin-off will have no effect on the authorized number of common and authorized number of preferred shares and no effect on the par value, $0.001, of the stock for both companies.


Dividends
---------

We have paid no cash dividends and have no present plan to pay cash dividends, intending instead to reinvest our earnings, if any. Payment of future cash dividends will be determined from time to time by our Board of Directors, based upon our future earnings (if any), financial condition, capital requirements and other factors. We are not presently subject to any contractual or similar restriction on our present or future ability to pay such dividends.

No Dissenter's Rights
---------------------

Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to this dividend subsidiary spin-off, and we will not independently provide our shareholders with any such right.


                               INFORMATION ABOUT US

Jagged Peak, Inc. is a global provider of enterprise commerce, demand management, and fulfillment logistics solutions and services. The
Company's flagship product, EDGE (E-business Dynamic Global Engine), is a completely web-based software application that enables companies to automate and optimize order management, inventory and fulfillment business processes across multiple distribution points, customers, suppliers, and partners in real-time.

Jagged Peak serves global clients in multiple industry segments including financial services, insurance, pharmaceutical, travel and tourism, automotive, manufacturing, and consumer goods. For more information, visit www.jaggedpeak.com.

Financial Data of the Company and Other Information
---------------------------------------------------

The financial profile of Jagged Peak will remain much the same, since AcroBoo has no assets, liabilities or revenues as of August 31, 2010.

The following documents, filed by us with the Commission, are incorporated herein by reference:

     (i) Our Annual Report filed on Form 10-K, filed with the Commission on March 10, 2010, for the fiscal year ended December 25, 2009;

     (ii) Our Quarterly Report filed on Form 10-Q with the Commission on May 6, 2010 for the three month period ended March 26, 2010.

     (iii) Our Quarterly Report filed on Form 10-Q with the Commission on August 6, 2010 for the three month period ended June 25, 2010.

Any statement contained in a document incorporated or deemed to be incorporated in this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

A copy of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) that are not presented with this document or delivered herewith, will be provided without charge to each person, including any beneficial owner, to whom an Information Statement is delivered, upon oral or written request of any such person and by first-class mail or other equally prompt means. Requests should be directed to the Company at 3000 Bayport Drive, Suite 250, Tampa, Florida 33607.

Conclusion
----------

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of our subsidiary dividend spin-off. Your consent to the dividend spin-off is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

                                   For the Board of Directors of
Date:  [date] __, 2010                    Jagged Peak, Inc.

                                   By:  /s/ Paul Demirdjian
                                    ----------------------------------
                                            Paul Demirdjian
                                            Chairman and
                                            Chief Executive Officer










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